UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2014 (September 9, 2014)

Fifth Street Senior Floating Rate Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35999	61-1713295
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

777 West Putnam Avenue, 3rd Floor

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 681-3600

______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2014, Leonard M. Tannenbaum announced his resignation as Chief Executive Officer, Vice Chairman of the Board of Directors and as a director of Fifth Street Senior Floating Rate Corp. (the “Company”), effective September 9, 2014. Mr. Tannenbaum will continue to serve as the Chief Executive Officer of Fifth Street Finance Corp. and the Company’s investment adviser, Fifth Street Management LLC.

Following Mr. Tannenbaum’s resignation, the Board of Directors announced that it appointed Ivelin M. Dimitrov to serve on the Board of Directors as a Class III interested director from September 9, 2014 until the Company’s 2016 Annual Meeting of Stockholders or until his successor is duly elected and qualified. The Board of Directors of the Company also announced Mr. Dimitrov’s promotion to Chief Executive Officer of the Company, effective September 10, 2014. Mr. Dimitrov will step down from his other positions as President and Chief Investment Officer of the Company, effective September 28, 2014.

In addition, the Board of Directors announced that beginning on September 29, 2014, Todd G. Owens will serve as President of the Company. Prior to his appointment as President of the Company, Mr. Owens spent 24 years at Goldman, Sachs & Co., where he became a Managing Director in 2001 and a partner in 2008. While at Goldman, Sachs & Co. he also served as Head of the West Coast Financial Institutions Group (FIG) for 15 years, Head of the Specialty Finance Group for nearly 10 years and was a senior member of its Bank Group. Mr. Owens brings with him experience in a broad range of industries including commercial finance, asset management, alternative asset management, commercial banking and business development companies. Mr. Owens received his B.A. in History and Political Economy from Williams College.

The Board of Directors also announced it increased the size of the Board of Directors by one director and filled the vacancy created by such increase by appointing Douglas F. Ray to serve on the Company’s Board of Directors as a Class I independent director from September 9, 2014 until the Company’s 2017 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

Since August 1995, Mr. Ray has worked for Seavest Inc., a private investment and wealth management firm based in White Plains, New York. He currently serves as the President of Seavest Inc. Mr. Ray has more than 15 years of experience acquiring, developing, financing and managing a diverse portfolio of real estate investments, including three healthcare properties funds. Mr. Ray previously served on the Board of Directors of Nat Nast, Inc., a luxury men’s apparel company and currently serves on the Board of Directors of Fifth Street Finance Corp. Prior to joining Seavest, Mr. Ray worked in Washington, D.C. on the staff of U.S. Senator Arlen Specter and as a research analyst with the Republican National Committee. Mr. Ray holds a B.A. from the University of Pittsburgh.

There are no arrangements or understandings between Mr. Ray and any other persons pursuant to which he was selected as a director. There are no current or proposed transactions between the Company and Mr. Ray or his immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

The Company issued a press release on September 12, 2014 to announce these changes, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2014	FIFTH STREET SENIOR FLOATING RATE CORP.

	By:	/s/ David H. Harrison
Name: David H. Harrison
Title: Chief Compliance Officer